EXHIBIT 32
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Churchill Downs Incorporated (the “Company”) for the quarterly period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert L. Evans, as Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of the Company, and William E. Mudd, as Executive Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Evans
Robert L. Evans Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
April 23, 2014

/s/ William E. Mudd
William E. Mudd Executive Vice President and Chief Financial Officer (Principal Financial Officer)
April 23, 2014
 This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Churchill Downs Incorporated and will be retained by Churchill Downs Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.